UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2023

MID-SOUTHERN BANCORP, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-38491	82-4821705
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 North Water Street, Salem, Indiana	47167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 883-2639

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MSVB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 2, 2023, Mid-Southern Bancorp, Inc. (the “Company”) notified the Nasdaq Stock Market, LLC (“Nasdaq”) of its intent to file a Form 25 with the Securities and Exchange Commission (“SEC”) on August 14, 2023 to effect the voluntary delisting of the Company’s common stock from Nasdaq. The Company expects the delisting to be effective on August 14, 2023. Upon delisting from Nasdaq, the Company intends to file a Form 15 with the SEC on or about August 24, 2023 to deregister its common stock under the Securities and Exchange Act of 1934 (the “Exchange Act”). The Company’s obligation to file periodic reports under the Exchange Act will be suspended immediately upon the filing of the Form 15. The Company expects its common stock to be quoted on the OTCQX Market beginning on August 15, 2023.

Item 7.01	Regulation FD Disclosure.

On August 2, 2023, the Company issued a press release regarding the matter disclosed in Item 3.01 above. A copy of the press release is furnished as an exhibit hereto and is incorporated into this Item 7.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits

The following exhibit is being furnished herewith and this list shall constitute the exhibit index:

99.1Press release dated August 2, 2023

104Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-SOUTHERN BANCORP, INC.

Date: August 2, 2023	/s/ Alexander G. Babey
Alexander G. Babey
President and Chief Executive Officer